UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2010
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 12, 2010, Vion Pharmaceuticals, Inc. (the “Company”) announced that it had filed a Special Protocol Assessment (“SPA”) with the U.S. Food and Drug Administration (“FDA”) related to a randomized Phase II/III trial of its oncology therapeutic Onrigin™ (laromustine) Injection in combination with low-dose Ara-C (“LDAC”) in elderly patients with newly diagnosed acute myeloid leukemia (“AML”). The primary objective for the Phase III part of this study is to determine if Onrigin™ plus LDAC improves overall survival compared with LDAC alone.
The SPA process is intended to evaluate a Phase III protocol whose data will form the primary basis for an efficacy claim. The Phase II/III randomized trial for which the Company filed the SPA has been designed in response to the FDA’s complete response letter to the Company’s New Drug Application for Onrigin™ that required a randomized trial be conducted to support the approval of Onrigin™ for the treatment of AML.
A copy of the press release announcing the filing of the SPA is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated January 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: January 12, 2010	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated January 12, 2010